SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 26, 2001

                            VISIONGLOBAL CORPORATION
             (Exact name of registrant as specified in its charter)

Nevada                             033-55254-25                   87-0438636
(State or other jurisdiction    (Commission file number)        (IRS Employer
of Formation)                                                Identification No.)

1388 Gough Street, Suite 1108
San Francisco, CA          94109
(Former address and zip code of principal executive offices)

425 Market Street, Suite 2200
San Francisco, CA                                       94105
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (415) 955-0527



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Item 5.  Other Events

         As a result of the depressed state of technology stocks and markets in general, the Company has been unable to complete the raising of necessary capital to finalize the development of its 'Smart Radio Technology" through to the point of manufacture.

         Due to lack of funds, management has decided to cease current operations, primarily the closure of its lab facility in American Fork, Utah. All employees have either resigned or have been laid off.

         The Company's Chief Operating Officer, Joseph W. Hipple has tendered his resignation and it has been accepted.

         In the interests of all stockholders, the Board of Directors has decided to file a petition for re- organization under Chapter 11 of the U.S. Bankruptcy laws.

         Upon   re-organization,   the  Company  will  attempt  to  re-establish
operations with either a new or similar business.

         The Company intends to seek the protection of the U.S. Bankruptcy Court of all current assets including its intellectual property while a plan of re-organization is submitted and ratified.

         As filed with this report, the address and contact details appearing on the cover page are temporary and will be amended shortly with permanent details in a subsequent filing.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                VisionGlobal Corporation


Dated: July 26, 2001            By: /s/ Martin G. Wotton
                                   -----------------------------------------
                                Martin G. Wotton
                               Chairman, President



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